Exhibit 5.1

March 22, 2010

Genesis Energy, L.P.

500 Dallas, Suite 2500

Houston, Texas 77002

Re:	Genesis Energy, L.P.

Ladies and Gentlemen:

We have acted as counsel in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-3, Amendment No. 1 thereto and Amendment No. 2 thereto (Registration No. 333-164483, as so amended, the “DNR Registration Statement”), including the base prospectus contained therein (the “DNR Base Prospectus”), filed by Genesis Energy L.P., a Delaware limited partnership (the “Partnership”), for the purpose of registering under the Act, common units representing limited partner interests in the Partnership, (ii) the preparation and filing with the Commission under the Act of the Registration Statement on Form S-3 and Amendment No. 1 thereto (Registration No. 333-150239, as so amended, the “Davison Registration Statement” and, together with the DNR Registration Statement, the “Registration Statement”), including the base prospectus contained therein (the “Davison Base Prospectus” and, together with the DNR Base Prospectus, the “Base Prospectus”), filed by the Partnership for the purpose of registering under the Act common units representing limited partner interests in the Partnership, and (iii) the preparation of a preliminary prospectus supplement dated March 15, 2010 (together with the Base Prospectus, the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated March 16, 2010 (together with the Base Prospectus, the “Final Prospectus Supplement”) in connection with the offer and sale (the “Offering”) of up to an aggregate of 7,187,500 common units representing limited partner interests in the Partnership (the “Common Units”), including an over-allotment option to purchase an additional 937,500 units. Capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement dated March 16, 2010 (the “Underwriting Agreement”) relating to the offer and sale of the Common Units. We have examined originals or certified copies of such corporate records of the Partnership and other certificates and documents of officials of the Partnership, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Genesis Energy, L.P.

March 22, 2010

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. The Common Units have been duly authorized and validly issued and when the Common Units have been delivered in accordance with the terms of the Underwriting Agreement and upon payment of the consideration therefor provided for therein, on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business, the Common Units, will be fully paid and non-assessable (except as such nonassessability is described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement under “Description of our Common Units—Limited Liability”).

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

We have assumed that the Common Units will be sold in the manner stated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement and in accordance with the terms of the Underwriting Agreement.

B.

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the Revised Uniform Limited Partnership Act of the State of Delaware and (iii) Delaware corporation laws.

C.

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution and (vi) limitations on the waiver of rights under usury law.

Genesis Energy, L.P.

March 22, 2010

D.	This law firm is a registered limited liability partnership organized under the laws of the state of Texas.

We hereby consent to the filing of this opinion as an exhibit to the DNR Registration Statement and the Davison Registration Statement and to the use of our name in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.